Exhibit 99.1

NEWS RELEASE

Nabors Announces Offering of Senior Guaranteed Notes

HAMILTON, Bermuda, July 17, 2024 /PRNewswire/-- Nabors Industries Ltd. (NYSE: NBR) (“Nabors”) announced today that Nabors Industries, Inc. (“NII”), its indirect wholly-owned subsidiary, has commenced an offering of $550 million aggregate principal amount of senior guaranteed notes due 2031 (the “Notes”). The Notes will be fully and unconditionally guaranteed by Nabors and each of the subsidiaries, other than NII, that guarantee Nabors’ 7.50% senior guaranteed notes due 2028.

The Notes will be senior unsecured obligations of NII and will rank pari passu in right of payment with all of NII’s existing and future senior obligations, including Nabors’ 7.50% senior guaranteed notes due 2028. The guarantees of the Notes will be senior unsecured obligations of the guarantors and will rank pari passu in right of payment with all of the guarantors’ existing and future senior obligations, including the guarantors’ guarantee of the 7.50% senior guaranteed notes due 2028.

Nabors intends to use the net proceeds from this offering, along with cash on hand, to redeem all of its 7.25% senior guaranteed notes due 2026. Any excess proceeds will be used for general corporate purposes, including, potentially, repayment of other outstanding indebtedness.

The Notes will be offered and sold to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in accordance with Regulation S under the Securities Act and applicable exemptions from registration, prospectus or like requirements under the laws and regulations of the relevant jurisdictions outside the United States. The Notes will not be registered under the Securities Act and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes will also not be registered in any jurisdiction outside of the United States and no action or steps will be taken to permit the offer of the Notes in any such jurisdiction where any registration or other action or steps would be required to permit an offer of the Notes.

The Notes will not be offered or sold in any such jurisdiction except pursuant to an exemption from, or in a transaction not subject to, the relevant requirements of laws and regulations of such jurisdictions.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities of Nabors or its subsidiaries, nor shall there be any offer, solicitation or sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

The information above includes forward-looking statements within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors’ actual results may differ materially from those indicated or implied by such forward-looking statements. Nabors does not undertake to update these forward-looking statements.

About Nabors Industries

Nabors Industries is a leading provider of advanced technology for the energy industry. With presence in more than 20 countries, Nabors has established a global network of people, technology and equipment to deploy solutions that deliver safe, efficient and responsible energy production. By leveraging its core competencies, particularly in drilling, engineering, automation, data science and manufacturing, Nabors aims to innovate the future of energy and enable the transition to a lower-carbon world. Learn more about Nabors and its energy technology leadership: www.nabors.com.

Media Contacts:

For further information regarding Nabors, please contact William C. Conroy, CFA, Vice President of Corporate Development & Investor Relations, +1 281-775-2423 or via e-mail william.conroy@nabors.com, or Kara Peak, Director of Corporate Development & Investor Relations, +1 281-775-4954 or via email kara.peak@nabors.com. To request investor materials, contact Nabors’ corporate headquarters in Hamilton, Bermuda at +441-292-1510 or via e-mail mark.andrews@nabors.com.